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                                                                   Exhibit 11(i)


                         Independent Auditors' Consent


The Board of Trustees
 of The Monitor Funds:


We consent to use of our report dated February 13, 1998, and incorporated by reference in Post-Effective Amendment No. 26, on the financial statements and financial highlights of The Monitor Funds, and to the reference to our firm under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses and "Independent Accountants" and "Financial Highlights" in the Statement of Additional Information.

                                        /s/ KPMG Peat Marwick LLP


Columbus, Ohio
April 30, 1998